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                                                                       EXHIBIT 4


                        FELCOR LODGING TRUST INCORPORATED

                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

This Agreement, entered into effective December 30, 1998, establishes the FelCor Lodging Trust Incorporated Non-Qualified Deferred Compensation Plan, an unfunded, non-qualified, deferred compensation plan, designed primarily to provide additional benefits to a select group of management personnel and Directors in order to retain and motivate such individuals whose efforts are critical to the success of the Company.

Because the Plan is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, the Plan is exempt from the participation, vesting, funding and fiduciary responsibility requirements of parts 2, 3 and 4 of Title I of ERISA.

SECTION ONE   DEFINITIONS

         "ACCOUNT" shall mean, individually and collectively as the context requires, the Participant Diversified Account, Participant Stock Account, Matching Contribution Diversified Account, and Matching Contribution Stock Account. Accounts shall be established pursuant to SECTION FIVE. Without limitation, all Accounts established under this Plan shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of
Participants' Benefits.

         "ACT" shall mean the Securities Exchange Act of 1934, as amended or any similar or superseding statute on statutes.

         "ADMINISTRATOR" shall mean the person(s) designated to administer the Plan pursuant to SECTION TWO.

         "BENEFICIARY" shall mean the person(s), entity or entities described in SECTION ELEVEN.

         "BENEFIT" shall mean the Value of a Participant's Account as of the Valuation Date of reference.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

         "BONUS" shall mean the portion of Compensation paid to a Participant which is so designated by the Company, which may be either regular or special, and which is payable to such Participant in addition to such Participant's regular or base pay during a Plan Year.

         "CANCELLATION DATE" shall mean the date that Stock Grants are irrevocably canceled in consideration of the crediting of the Stock Cancellation Credit.

         "CANCELED STOCK GRANT" shall mean the number of Shares subject to a Stock Grant that a Participant elects to cancel in consideration of a Stock Cancellation Credit.
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         "CHANGE IN CONTROL" shall mean:

                  (a) a dissolution or liquidation of the Company; or

                  (b) a merger or consolidation (other than a merger effecting a re-incorporation of the Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board of Directors may at any time prior to such a merger or consolidation provide by resolution that there has been no Change in Control and that the foregoing provisions of this parenthetical shall not apply if a majority of the Board of Directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction);

                  (c) a transaction in which any person (other than a shareholder of the Company on the date of the Optionee's Participation Agreement) becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company (provided, however, that the Board of Directors may at any time prior to such transaction provide by resolution that there has been no Change in Control and that this SUBPARAGRAPH of SECTION ONE shall not apply if such acquiring person is a corporation and a majority of the Board of Directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the acquisition of such fifty percent (50%) or more total combined voting power); or

                  (d) any other transaction or series of transactions which the Board of Directors determines has the effect of a Change in Control.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMPANY" shall mean FelCor Lodging Trust Incorporated, a Maryland corporation.

         "COMPENSATION" shall mean with respect to a Participant, the total wages, as defined in section 3401(a) of the Code, before any deferrals hereunder or under any plan of the Employer; provided, however, that no Pre-Tax Contribution Credits may be deferred from car allowances, relocation payments, sign-on bonuses, or from any other payments which are determined to be special payments by the Administrator.

         "CONTRIBUTIONS" shall mean, collectively, Pre-Tax Contribution Credits, Matching Contributions, Deferred Option Spreads, and Stock Cancellation Credits.


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         "DECLARATION OF HARDSHIP" shall mean the written request, and sworn declaration, filed by a Participant with the Administrator setting forth the basis for such Participant's requested receipt of a Hardship Distribution.

         "DEEMED DIVIDENDS" shall mean, with respect to each Participant's Participant Stock Account and Matching Contribution Stock Account, the product of (a) each cash dividend (see SECTION NINE for discussion of stock dividends) declared with respect to a Share, multiplied by (b) the number of Stock Units credited to such Participant's Participant Stock Account or Matching Contribution Stock Account as of the record date for such dividends.

         "DEFAULT EARNINGS RATE" shall mean, for each day during a Quarter (which, without limitation, shall be computed without compounding), a percentage equal to the product of (i), (ii) and (iii), where (i) is the sum of the one (1) year London Interbank Offered Rate ("LIBOR") as reported in the Wall Street Journal as of (x) the first business day, plus (y) the last business day, of such Quarter, (ii) is fifty percent (50%), and (iii) is a quotient of 1 divided by 360.

         "DEFERRED OPTION" shall mean each Option which is received by an Eligible Person in exchange for an Original Option and which the Administrator agrees, in writing, is a Deferred Option.

         "DEFERRED OPTION SPREAD(S)" shall mean the excess of (i) the Fair Market Value on the date of exercise of the Shares acquired through the exercise of a Deferred Option, over (ii) the Original Option Price.

         "DESIGNATED SUBSIDIARIES" shall mean entities affiliated with the Company which have been designated by the Board of Directors from time to time as eligible to adopt this Plan for the benefit of their Eligible Persons.

         "DIRECTOR" shall mean a non-Employee member of the Board of Directors.

         "DIRECTED INVESTMENTS" shall mean the notational investments recorded on the books of the Employer with respect to the Participant Diversified Account and Matching Contribution Diversified Account, respectively, of each Participant.

         "DISABILITY" shall mean that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

         "EARNINGS" shall mean the amount credited or debited to a Participant Diversified Account and Matching Contribution Diversified Account based upon the Fair Market Value of the Participants' Directed Investments (including, without limitation, unrealized appreciation or depreciation) calculated as though the Participant had actually purchased, held, or sold, as the case may be, the Investment of reference in accordance with his Investment Direction; and provided, further, that the closing price of each such Investment on the Valuation Date of reference shall be deemed to be its Value for the entire period of the Valuation Date for all purposes hereof. Earnings


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shall also include any amount credited to the Participant Stock Account and
Matching Contribution Stock Account which is attributable to a Deemed Dividend.

         "EFFECTIVE DATE" shall mean January 1, 1998.

         "ELECTION FORM" shall mean the form prepared by the Administrator in which the Participant directs or elects with respect to various matters described herein as being subject to such Election Form filing, or which directs or elects a change in the directions or elections contained in prior Election Forms, or in the specifications relating to the matters described in (iii) or
(iv) of the Enrollment Form; and the applicable provisions of each such Election Form shall remain in effect until such applicable provisions are changed by the filing of a subsequent Election Form.

         "ELIGIBLE PERSON" shall mean each Qualified Person selected as eligible to participate in the Plan by the Administrator, and each Director.

         "EMPLOYEE" shall mean a common law employee of the Employer.

         "EMPLOYER" shall mean, collectively, the Company and each Designated Subsidiary.

         "ENROLLMENT FORM" shall mean a form prepared by the Administrator in which the Participant:

         (i) agrees to become a Participant and agrees to the terms and provisions of the Plan;

         (ii) waives his or her right to assert, perfect, or secure any lien pursuant to any Texas statute, including, but not limited to, Ann. Tex. Prop. Code ss. 58.004 or any superseding section of the Ann. Tex. Prop. Code;

         (iii) specifies the date of his Planned Early Withdrawal; and

         (iv) specifies the form of distribution of Vested Benefits.

         "ENTRY DATE" shall mean first day of the Payroll Period designated by the Participant on a timely filed of an Election Form.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "FAIR MARKET VALUE" of a Share on the Valuation Date of reference shall be the closing price of Stock on such date, which shall mean:

                  (i) If Shares of the same class are listed or admitted to unlisted trading privileges on the New York Stock Exchange at the date of determining the Fair Market Value, the last reported sale price on such exchange on the last business day prior to the date in question; or


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                  (ii) If Shares of the same class shall not be listed or
         admitted to unlisted trading privileges on the New York Stock Exchange and sales prices for such shares in the over-the-counter market shall be reported by the NASDAQ Stock Market ("NASDAQ") National Market System at the date of determining the Fair Market Value, the last reported sale price so reported on the last business day prior to the date in question; or

                  (iii) If Shares of the same class shall not be listed or admitted to unlisted trading privileges on either the New York Stock Exchange or the NASDAQ National Market System, and bid and asked prices therefor in the over-the-counter market shall be reported by NASDAQ (or, if not so reported, by the National Quotations Bureau Incorporated or the OTC Bulletin Board) at the date of determining the Fair Market Value, the average of the closing bid and asked prices on the last business day prior to the date in question; and

                  (iv) If Shares of the same class shall not be listed or admitted to unlisted trading privileges on the New York Stock Exchange and sales prices or bid and asked prices for such shares shall not be reported by NASDAQ (or the National Quotations Bureau Incorporated) at the date of determining the Fair Market Value, the value determined in good faith by the Administrator in good faith, without limitation, shall be final, binding and conclusive on all parties.

         "FINAL FILING DATE" shall mean, individually and not collectively, the last date on which an Election Form, or an Enrollment Form in the case of (iv), may be filed with respect to the matters described below:

                  (i) PRE-TAX CONTRIBUTION CREDIT. For the initial Pre-Tax Contribution Credit election it shall be, the earlier of (v) the last day of the Payroll Period preceding the Payroll Period in which such Pre-Tax Contribution Credit shall commence, and (w) the 30th day after being designated as an Eligible Individual, and thereafter, it shall be (x) with respect to elections of Pre-Tax Contribution Credits taking effect in the first full Payroll Period in the succeeding Plan Year, the last day of the current Plan Year, and (y) with respect to changes in amount of Pre-Tax Contribution Credits taking effect in the first full Payroll Period of any Quarter (other than the first), the last day of the second month in the immediately preceding Quarter.

                  (ii) BONUSES. The later of December 31, 1998 and the 60th day prior to the date on which the Bonus is scheduled to be paid.

                  (iii) STOCK GRANTS. The later of January 15, 1999 and the 180th day prior to the Lapse Date with respect to the Stock Grant of reference.

                  (iv) CHANGING PLANNED EARLY WITHDRAWAL DATE. The 366th day prior to the current Planned Early Withdrawal Date.

                  (v) ELECTING LUMP SUM OR INSTALLMENT PAYMENTS. The 180th day prior to the date on which the payment of Benefits is made or commenced (disregarding, for this purpose, any Hardship Withdrawals.)


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                  (vi) REQUESTING SHARE DISTRIBUTIONS. The 5th day prior to the date on which the payment of Benefits is made or commenced (disregarding, for this purpose, any Hardship Withdrawals).

         Only the last Election Form delivered to the Administrator on or before the Final Filing Date of reference will be considered the Election Form of the Participant with respect to the matter of reference.

         "FOR CAUSE" shall mean a Separation which is the result of either (a) a Participant's material failure or refusal to perform his duties if the Participant has failed to cure such failure or refusal to perform within thirty
(30) days after the Employer notifies the Participant in writing of such failure or refusal to perform, or (b) based upon his commission of any of the following:

                  (i) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Employer;

                  (ii) intentional wrongful damage to property of the Employer or any other willful gross misconduct that causes material economic harm to the Employer or that brings substantial discredit to the Employer's reputation;

                  (iii) intentional wrongful disclosure of trade secrets or confidential information of the Employer;

                  (iv) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, including, but not limited to, a final, nonappealable conviction of a Participant for commission of a felony involving moral turpitude; or

                  (v) intentional breach of fiduciary duty owed to the Employer involving personal profit.

         For the purpose of this Plan, no act, or failure to act, on the part of the Participant shall be deemed "intentional" unless the Board of Directors finds that the act or failure to act was done, or omitted to be done, by the Participant in other than good faith and without reasonable belief that his action or omission was in the best interest of the Employer. Any determination that a Participant has been terminated For Cause shall be made solely by the Board of Directors.

         "401(k) PLAN" shall mean the FelCor Lodging Trust Incorporated Savings and Investment Plan, as it may be amended from time to time, and any successor to that plan.

         "HARDSHIP" shall mean an unforeseeable emergency that would result in severe financial hardship to the Participant, if a Hardship Withdrawal were not permitted, and which results from (i) the death of family member, (ii) divorce,
(iii) a sudden or unexpected illness, accident or catastrophe to the Participant or a dependent of the Participant, (iv) loss of property (including casualty loss, foreclosure of primary residence, and eviction from primary residence), or
(v) other extraordinary events beyond the Participant's control, all as determined by the Administrator.


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         "HARDSHIP WITHDRAWAL" shall mean the withdrawal made by reason of a
Hardship in accordance with the provisions of SECTION TEN.

         "INSTALLMENT PAYMENTS" shall mean payments of a Participant's Vested Benefit in not less than Quarterly installments over a period not in excess of ten (10) years.

         "INVESTED" and similar terms shall mean, for convenience of reference herein, the Administrator's notational crediting of amounts to Directed Investments, but shall not mean, or in any way require, that the Company will actually purchase such assets.

         "INVESTMENT DIRECTION" shall mean the direction of the investment by the Participant of the amount in his Participant Diversified Account and Matching Contribution Diversified Account. Such direction may, but need not, result in the notational crediting of funds in the designated Investment. A Participant shall have no right to be credited with Directed Investments and shall have no claim against Administrator or the Employer for a failure to follow an Investment Direction; provided, however, that should the Administrator fail or refuse to follow a Participant's Investment Direction with respect to some or all funds in such Participant's Participant Diversified Account or Matching Contribution Diversified Account, then such Account will be credited with Earnings, with respect to funds for which an Investment Direction is refused, at the Default Earnings Rate, compounded annually, until an Investment Direction with respect to such funds is accepted by the Administrator.

         "INVESTMENT RULES" shall mean, collectively, the procedures regarding the availability of Investments which are adopted by the Administrator at the time of reference and which, without limitation, may be changed in any manner by the Administrator, except that such procedures shall not limit a Participant from filing an Investment Direction (subject to all other provisions of the Plan with respect thereto) with respect to investments available under the 401(k) Plan at the time of reference; and provided, further, without limitation, that unless otherwise expressly provided by the Administrator in promulgating such procedures, the Administrator, at a minimum, shall have until the 15 day of the month following the month in which an amount is initially credited to a Participant's Account, to notationally invest such amount in an Investment.

         "INVESTMENTS" shall mean, collectively, the investment alternatives available under the Investment Rules at the time of reference, and Stock Units.

         "LAPSE DATE" shall mean, with respect to any Shares subject to the Stock Grant of reference, the date on which the limitations imposed on such Shares lapse.

         "LUMP SUM" shall mean a single payment, in cash, or Shares, or both of the Participant's entire Vested Benefit.

         "MATCHING CONTRIBUTIONS" shall mean the amount, if any, credited each Plan Year to a Participant by and at the sole discretion of the Employer, including, without limitation, contributions measured as a percentage of his Pre-Tax Contribution Credit.

         "MATCHING CONTRIBUTION DIVERSIFIED ACCOUNT" shall mean the Account, established pursuant to SECTION FIVE, which shall be credited with certain Matching Contributions, transfers from


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the Matching Contribution Stock Account, and Earnings, and debited with transfers to the Matching Contribution Stock Account, and with distributions, all as provided herein.

         "MATCHING CONTRIBUTION STOCK ACCOUNT" shall mean the Account which is invested in Stock units, established pursuant to SECTION FIVE, which shall be credited with certain Matching Contributions, transfers from the Matching Contribution Diversified Account and Earnings, and debited with transfers to the Matching Contribution Diversified Account and distributions, as provided herein.

         "NORMAL RETIREMENT DATE" shall mean the Participant's 65th birthday.

         "ORIGINAL OPTION" shall mean an Option which is exchanged for a Deferred Option.

         "ORIGINAL OPTION PRICE" shall mean, with respect to each Deferred Option, the Option Price of the Original Option which was exchanged for such Deferred Option.

         "OPTION" shall mean, individually and collectively as the context requires, a Participant's Original Option and Deferred Option granted by the Company to acquire Shares, provided, however, that whenever it shall be appropriate to refer to the Original Option, or the Deferred Option, separately, such reference shall be made.

         "OPTION PRICE" shall mean, with respect to the Option of reference, the price required to be paid by an optionee in order to acquire the Share(s) subject to the Option of reference.

         "PARTICIPANT" shall mean each person who has a Benefit at the time of reference.

         "PARTICIPANT DIVERSIFIED ACCOUNT" shall mean the Account, established pursuant to SECTION FIVE, which shall be credited with certain Pre-Tax Contribution Credits, certain Deferred Option Spreads, certain Stock Cancellation Credits, transfers from the Participant Stock Account, and Earnings, and debited with transfers to the Participant Stock Account, and with distributions, all as provided herein.

         "PARTICIPANT STOCK ACCOUNT" shall mean the Account, established pursuant to SECTION FIVE, to which (A) is credited with certain Participant Pre-Tax Contribution Credits, Deferred Option Spreads, Stock Cancellation Credits, transfers from such Participant's Participant Diversified Account, and Earnings invested in Stock Units; and (B) is debited with transfers to the Participant Diversified Account, and distributions, all as provided herein.

         "PAYROLL PERIOD" shall mean each of the periods during a Plan Year with respect to which Participants are paid Compensation.

         "PLAN" shall mean this FelCor Lodging Trust Incorporated Non-Qualified Deferred Compensation Plan, as now or hereafter amended.

         "PLAN YEAR" shall mean the period from the Effective Date through December 31, 1999, and thereafter shall mean the calendar year.


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         "PLANNED EARLY WITHDRAWAL DATE" shall mean the date, if any, selected by the Participant for receipt of his Vested Benefit.

         "PRE-TAX CONTRIBUTION CREDIT" shall mean the reductions in a Participant's Compensation, and the crediting of such amounts hereunder.

         "QUALIFIED PERSON" shall mean (i) an Employee who is a Qualifying Investor and a member of management of the Employer, a highly compensated Employee of the Employer, or an officer of the Employer, or (ii) a Director, as determined by the Administrator.

         "QUALIFYING INVESTOR" shall mean an individual who has annual Compensation of at least $100,000, and who meets other minimum financial requirements as determined by the Administrator.

         "QUARTER" shall mean the calendar quarter.

         "RULES OF GENERAL APPLICATION" shall mean those rules promulgated by the Administrator, in its sole discretion, from time to time with respect to the matter of reference, but which will be applied in a similar manner to Participants similarly situated.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar or superseding statute or statutes.

         "SEPARATES," "SEPARATED," or "SEPARATION" shall mean a person's ceasing to be an Employee by reason of a termination of employment with the Employer for any reason (including death or Disability).

         "SHARES" shall mean shares of Stock.

         "STOCK" shall mean the common stock, $0.01 par value per share, of the Company.

         "STOCK CANCELLATION CREDIT" shall mean an amount equal to the Fair Market Value of the Shares subject to a Canceled Stock Grant on the Cancellation Date of reference.

         "STOCK GRANTS" shall mean the Shares, subject to restrictions, granted to a Participant under the Stock Plan.

         "STOCK PLAN" shall mean, collectively, all of the FelCor Lodging Trust Incorporated restricted stock and/or stock option plans, as adopted or amended from time to time.

         "STOCK UNIT" shall mean each Share credited to each Participant's Participant Stock Account or Matching Contribution Stock Account at the time of reference.

         "STOCK UNIT DIRECTION" shall mean the direction to invest in, or liquidate the investment in, Stock Units, and which may be made not more than two (2) times in any Plan Year and in no event within six months of any such prior direction.


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         "TRUST" shall mean a trust which substantially conforms to the model rabbi trust provided in section 5 of the Internal Revenue Service's Revenue Procedure 92-64, 1992-2 C.B. 422, that may be established between the Company and the trustee(s) named in the Trust.

         "VALUE" shall mean the value of Investments, or the value of an Account, as the context requires, determined as provided hereunder.

         "VALUATION DATE" shall mean each date on which the New York Stock Exchange is operating.

         "VESTED" shall mean that the amount, or property, referred to as nonforfeitable and, without limitation, "nonVested" shall mean that such amount, or property, is forfeitable.


SECTION TWO   ADMINISTRATION

         (a) EMPLOYER DUTIES. The Employer shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation in its possession or control which is necessary or required by the Administrator to perform its duties and functions under the Plan.

         (b) BOARD OF DIRECTORS' DUTIES. The Board of Directors shall, upon request by the Administrator or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation in its possession or control which is necessary or required by the Administrator to perform its duties and functions under the Plan.

         (c) APPOINTMENT OF ADMINISTRATOR. The Compensation Committee of the Board of Directors shall serve as the Administrator, unless the Board of Directors appoints one or more other persons in writing to serve as Administrator. In the event that the Compensation Committee of the Board of Directors ceases to exist or in the event the Administrator has not been effectively appointed hereunder at the time of reference, the Company shall be the administrator.

         Any Administrator appointed hereunder who shall be an Employee shall serve without compensation; and any such person shall automatically cease to be an Administrator upon his or her termination of employment with the Employer. An Administrator may resign at any time by giving thirty (30) days prior written notice to the Board of Directors. The Company may remove an Administrator at any time by written notice, with or without cause, and may appoint a successor Administrator.

         If at any time there shall be two (2) or more persons acting as Administrator, such persons shall conduct the business of the Administrator by meetings, held from time to time at their discretion, and the actions of the Administrator shall be determined by majority vote, which may be made by telephone, wire, cable or letter; and the Administrator may designate, in writing, one (l) or more of its members who shall have authority to sign or certify that any action taken by the Administrator represents the will of, and is binding on, the Administrator.


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         The Administrator shall acknowledge the assumption of his or her duties hereunder in writing, or shall endorse a copy of this Plan.

         (d) DUTIES OF ADMINISTRATOR. The Administrator shall be responsible for establishing and carrying out the objectives of the Plan, in accordance with its terms.

         (e) AUTHORITY OF ADMINISTRATOR. The Administrator shall have the sole authority and responsibility for administering the Plan.

         (f) POWERS OF ADMINISTRATOR. The Administrator shall have sole and exclusive authority and responsibility for administering, construing and interpreting the Plan. The Administrator shall have all powers and discretion as may be necessary to discharge its duties and responsibilities under this Plan, including, but not by way of limitation, the power, in its sole and absolute discretion, (i) to interpret or construe any and all provisions of the Plan,
(ii) to make rules and regulations for the administration of the Plan, (iii) to develop Rules of General Application, (iv) to determine all questions of eligibility, status and other rights of Participants, Beneficiaries and other persons, (v) to determine the amount, manner and time of the payment of any Vested Benefits, and (vi) to resolve any dispute which may arise under this Plan involving Participants or Beneficiaries. The Administrator may engage agents to assist it and may engage legal counsel, who may be counsel for the Company. The Administrator shall not be responsible for any action taken or not taken on the advice of such counsel.

         No member of the Administrator shall vote or act upon any discretionary matter involving his own Benefits and in such case, the remaining member or members of the Administrator shall appoint a member pro-tem to act in the place of the interested member; provided, however, that if all members of the Administrator shall be disqualified under this PARAGRAPH (F) of SECTION TWO with regard to one or more matters, the President of the Company shall appoint a qualifying person(s) to be the Administrator with regard to such matters.

         (g) BOND AND EXPENSES OF ADMINISTRATOR. The Administrator shall serve without bond unless state or federal statutes require otherwise, in which event the Employer shall pay the premium. The expenses of the Administrator shall be paid by the Employer. Such expenses shall include all expenses incident to the functioning of the Administrator, including, but not by way of limitation, fees of accountants, counsel and other specialists and other costs of administering the Plan.

         (h) ADMINISTRATOR RECORDS AND REPORTS. The Administrator shall maintain, or cause to be maintained, adequate records of all of its proceedings and acts and all such books of account, records, and other data as may be necessary for administration of the Plan. The Administrator shall make available to each Participant upon his request such of the Plan's records as pertain to him for examination at reasonable times during normal business hours.

         (i) RELIANCE ON TABLES. In administering the Plan, the Administrator shall be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by accountants, legal counsel or other experts employed or engaged by the Administrator.


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SECTION THREE   PARTICIPANTS

         (a) ELIGIBILITY. Participation in the Plan shall be limited to Eligible Persons, and the Administrator shall notify each such Eligible Person, in writing, of their status.

         (b) PARTICIPATION. An Eligible Person shall become a Participant by completing and executing an Enrollment Form, an Election Form and such other forms as may be required by the Administrator, and, where required, filing it with the Administrator prior to the Final Filing Date. At such time, if ever, as a Participant is determined by the Administrator to no longer be a Qualified Person, such Participant's Contributions hereunder shall cease effective for all periods (including without limitations all Payroll Periods) following the date of such determination.

         (c) AGREEMENT TO BE BOUND. By becoming a Participant, each Eligible Person shall for all purposes be deemed conclusively to have assented to the provisions of this Plan and to all amendments to this Plan.

SECTION FOUR   CONTRIBUTIONS

         (a) PRE-TAX CONTRIBUTION CREDIT ELECTIONS. An Eligible Person (other than a Director) may elect to commence receiving Pre-Tax Contribution Credits hereunder by filing an Election Form with the Administrator on or prior to the Final Filing Date. Only the last Election Form delivered to the Administrator on or before the Final Filing Date will be considered the Election Form of the Participant. In order to change (or discontinue receiving) Pre-Tax Contribution Credits after an initial Election Form is filed, the Participant must file an Election Form with the Administrator on or prior to the applicable Final Filing Date; provided, however, that a Participant shall be permitted to file no more than three (3) Election Forms with respect to Pre-Tax Contribution Credits with respect to a Plan Year; except that, notwithstanding any provision hereof to the contrary, if a Participant is determined to have suffered a Hardship, and regardless of whether such Participant receives a Hardship Withdrawal, the Participant will be permitted to file an Election Form discontinuing Pre-Tax Contribution Credits as of the next Payroll Period.

         Once filed, an Election Form shall remain in effect, including without limitation, with respect to subsequent Plan Years, until changed by the timely filing of a new Election Form.

         Pre-Tax Contribution Credits shall begin to be credited, or shall be adjusted in amount, on the first day of the first full Payroll Period beginning in the Quarter following the timely filing of the Election Form of reference.

         (b) AMOUNT OF PRE-TAX CONTRIBUTION CREDIT ELECTED. The Election Form shall allow a Participant to elect to reduce his Compensation by a percentage or a dollar amount selected by the Participant, and shall allow such Participant to increase or reduce the amount of such elected reduction previously made. If a percentage is designated, such election shall be made in one percent (1%) increments.

         (c) AMOUNT OF MATCHING CONTRIBUTIONS. The Board of Directors may in its sole discretion (but shall have no obligation to) credit a specific amount of Matching Contributions to any one or more Participant(s) who receive Pre-Tax Contribution Credits, which Matching Contributions shall be expressed as a percentage of such Participants' Pre-Tax Contribution Credits, but which may differ among Participants, including, without limitation, similarly situated Participants.

         (d) DEFERRED OPTION SPREAD . A Participant will be credited with a Deferred Option Spread on the date such Participant exercises a Deferred Option.

         (e) STOCK CANCELLATION CREDIT ELECTIONS. A Participant may irrevocably elect to receive a Stock Cancellation Credit hereunder by filing an Election Form on or before the applicable Final Filing Date designating the number of Shares which will constitute the desired Canceled Stock Grant, and surrendering or causing to be surrendered the certificate(s) evidencing such Shares, duly endorsed for transfer to the Company.

         (f) FURNISHING OF ELECTION FORMS. The Administrator shall provide an Election Form to each Eligible Person and Participant upon request.

         (g) ADMINISTRATOR DISCRETION TO REJECT OR MODIFY ELECTIONS. Notwithstanding anything in this SECTION FOUR to contrary, the Administrator may refuse to accept, or may require a Participant to modify, any elections made by a Participant under this SECTION FOUR.

SECTION FIVE   ACCOUNTS

         (a) ESTABLISHMENT OF ACCOUNTS. The Employer shall establish and maintain a Participant Diversified Account, a Participant Stock Account, a Matching Contribution Diversified Account and a Matching Contribution Stock Account in the name of each Participant who is an Employee and a Participant Stock Account for each Participant who is a Director.

         (b) AMOUNTS CREDITED TO PARTICIPANT DIVERSIFIED ACCOUNT. The Contributions (other than Matching Contributions, and Contributions made by Directors) shall be credited to the Participant Diversified Account, unless expressly directed by the Participant to be credited to the Participant Stock Account, as of the Valuation Date next following the date of making the Contributions.

         (c) AMOUNTS CREDITED TO THE MATCHING CONTRIBUTION DIVERSIFIED ACCOUNT. Matching Contributions, if any, shall be credited to the Matching Contribution Diversified Account, unless expressly directed by the Participant to be credited to the Matching Contribution Stock Account, as of the Valuation Date next following the date of making the Contribution.

         (d) EARNINGS CREDITED TO PARTICIPANT DIVERSIFIED ACCOUNT AND MATCHING CONTRIBUTION DIVERSIFIED ACCOUNT. The Administrator shall credit each Participant's Participant Diversified Account and Matching Contribution Diversified Account as of each Valuation Date with its Earnings since the next preceding Valuation Date; except the Administrator will credit the amount attributable to any Default Earnings Rate to such Account as of the last Valuation Date of each Quarter.

         (e) AMOUNTS CREDITED TO PARTICIPANT STOCK ACCOUNT. All Contributions (other than Matching Contributions) which are designated by the Participant for investment in Stock Units, and all Contributions by Directors shall be credited to the Participant Stock Account. The Administrator shall credit each Participant's Participant Stock Account as of each Valuation Date with that number of additional Stock Units which equals the quotient of (i) divided by (ii), where (i) is the sum of the Contributions, the amounts transferred from the Participant Diversified Account, and any Deemed Dividends, credited to such Participant Stock Account since the immediately preceding Valuation Date, and (ii) is the Fair Market Value of a Share on such Valuation Date.

         (f) AMOUNTS CREDITED TO MATCHING CONTRIBUTION STOCK ACCOUNT. All Matching Contributions, if any, which are designated by the Participant for investment in Stock Units shall be credited to the Matching Contribution Stock Account. The Administrator shall credit each Participant's Matching Contribution Stock Account as of each Valuation Date with that number of additional Stock Units which equals the quotient of (i) divided by (ii), where (i) is the sum of the Matching Contributions, transfers from the Matching Contribution Diversified Account, and Deemed Dividends credited to such Matching Contribution Stock Account since the immediately preceding Valuation Date, and (ii) is the Fair Market Value of a Share on such Valuation Date.

         (g) DIVERSIFIED ACCOUNTS INVESTMENT DIRECTION. On such form, in the manner and at such times as the Administrator prescribes, and subject to the Investment Rules, each Participant may select among the different Investments with respect to his Participant Diversified Account and Matching Contribution Diversified Account. Any direction by the Participant shall be recorded on the books of the Company in accordance with the Investment Rules; provided however, without limitation, (i) the Administrator is not required to accept the Investment Directions given by the Participant, but must notify the Participant of such rejection, in writing, within five days following the final Filing Date for such Directed Investment, and (ii) the Company may, but shall not be required to, make actual corresponding investments.

         (h) DIRECTION TO INVEST IN STOCK UNITS. A Participant by filing a Stock Unit Direction, may direct (i) the transfer of all or part of his Participant Diversified Account balance, (ii) the crediting of all or any part of his future Contributions, (iii) or any combination of these, to the Participant Stock Account. A Participant may by filing a Stock Unit Direction, direct (iv) the transfer of all or part of his Matching Contribution Diversified Account balance, (v) the crediting of all or any part of his future Matching Contributions, (vi) or any combination of these, to the Matching Contribution Stock Account.

         (i) DIRECTION TO LIQUIDATE STOCK UNITS. A Participant may, by filing a Stock Unit Direction, direct (i) the transfer of all or part of his Participant Stock Account balance, (ii) the crediting of all or any portion of his future Contributions currently being credited to his Participant Stock Account, (iii) or any combination of these, to the Participant Diversified Account. A Participant may, by filing a Stock Unit Direction, direct (iv) the transfer of all or part of his Matching Contribution Stock Account balance, (v) the crediting of all or any portion of his future Participant, if any, currently being credited to his Participant Stock Account, (vi) or any combination of these, to the Matching Contribution Diversified Account.

         (j) DIRECTOR INVESTMENT. Notwithstanding anything in this SECTION FIVE to the contrary, the Account of a Director shall be invested exclusively in Stock Units.

         (k) VALUATION OF ACCOUNTS. As of each Valuation Date, a Participant's Account shall consist of the Value of the Participant's Account as of the next preceding Valuation Date, adjusted by (i) crediting Contributions, (ii) crediting or debiting transfers, (iii) crediting or debiting Earnings, (iv) crediting additional Stock Units (if applicable) and (v) debiting distributions, and liquidated Stock Units (if applicable), made or earned since the immediately preceding Valuation Date.

         (l) STATEMENTS. Within sixty (60) days after the end of each Plan Year and at such other times during the Plan Year as shall be determined by the Administrator, the Administrator shall furnish each Participant with a statement showing the Value of such Participant's Benefit as of the last Valuation Date in the preceding Quarter.

SECTION SIX   VESTING

         (a) RETIREMENT, DEATH OR DISABILITY. If a Participant's Separation is after his Normal Retirement Date, or is by reason of death or Disability, such Participant's Benefit shall be one hundred percent (100%) Vested.

         (b) PARTICIPANT CONTRIBUTIONS. If a Participant's Separation is before his Normal Retirement Date, death, or Disability, the portion of such Participant's Benefit attributable to the Value of his Participant Diversified Account and Participant Stock Account shall be one hundred percent (100%) Vested.

         (c) MATCHING CONTRIBUTIONS. If a Participant's Separation is before his Normal Retirement Date, death, or Disability, and is not expressly altered by the terms of his Participation Agreement, the portion of his Benefit attributable to the Value of his Company Matching Diversified Account and Company Matching Stock Account (if any) will be entirely forfeited if such Separation precedes the 5th anniversary of his Entry Date and shall be one hundred percent (100%) Vested if such Separation follows the 5th anniversary of his Entry Date.

         (d) SEPARATION FOR CAUSE. Notwithstanding any provision hereof to the contrary, including (a), (b) and (c) above, if a Participant is Separated For Cause, such Participant shall forfeit one hundred percent (100%) of his undistributed Benefit on the date of his Separation for Cause.

         (e) DISPOSITION OF FORFEITURES. Forfeitures may be used for any corporate purpose, including, without limitation, allocation as Matching Contributions.

SECTION SEVEN   PAYMENT

         (a) SEPARATION PRIOR TO AGE 55. Each Participant who Separates prior to age 55 for any reason other than death or Disability shall receive a Lump Sum distribution as soon as administratively practicable after the first Valuation Date following his Separation.

         (b) SEPARATION AFTER AGE 55, OR BY REASON OF DEATH OR DISABILITY. Each Participant who Separates after age 55, or by reason of death or Disability, shall receive a distribution of such

Participant's Vested Benefit, in a Lump Sum or Installment Payments, commencing as soon as administratively practicable after the first Valuation Date following his Separation.

         (c) ELECTING LUMP SUM OR INSTALLMENT PAYMENTS. Each Participant may change his election to receive his Vested Benefit in a Lump Sum or in Installment Payments by filing an Election Form prior to the Final Filing Date; provided, however that such filing is subject to any provisions of the Plan which require that distribution be made in a Lump Sum.

         (d) DISTRIBUTION ON PLANNED EARLY WITHDRAWAL DATE. Subject to the provisions of (a) and (b) of this SECTION SEVEN, a Participant, on his Enrollment Form, may elect to receive distributions commencing on his Planned Early Withdrawal Date in a Lump Sum or in Installment Payments. A Participant may change his Planned Early Withdrawal Date to a later date (i) by filing an Election Form on or before the applicable Final Filing Date, and (ii) by electing a Planned Early Retirement Date which is not less than twelve (12) months after the current Planned Early Withdrawal Date. A Participant may change his method of distribution on his Planned Early Retirement Date by filing an Election Form requesting such change on or before the applicable Final Filing Date.

         (e) LUMP SUM REQUIRED FOR SMALL AMOUNTS. Notwithstanding any provision hereof to the contrary, if the Value of a Participant's Account shall be less than $10,000 on the date of his Separation, regardless of his age, such Participant shall receive his or her distribution in a Lump Sum distribution as provided in (a) of this Section Seven.

         (f) FORM OF PAYMENT. Any payment of Vested Benefits under this SECTION SEVEN shall be made in cash or, at the request of the Participant and subject to approval by the Administrator, Stock Units may be distributed in whole or in part in Shares. If Stock Units are distributed in cash, they shall be Valued as of the 2nd business day next preceding the date of distribution.

         (g) CALCULATION OF INSTALLMENT PAYMENT. If Participant has elected distribution in the form of Installment Payments, he shall receive on each payment date an amount equal to his Vested Benefit (exclusive of Stock Units) multiplied by a fraction the numerator of which is one (1), and the denominator of which is the total number of installments originally elected less the number of installments already paid; and with respect to Stock Units, the number of Shares distributed with respect to such Stock Units shall be determined annually by dividing the number of such Stock Units remaining to be distributed by the total number of installments originally elected less the number of installments already paid. A Participant's Account will continue to be subject to all provisions of the Plan including, without limitation, the crediting of Earnings, during the period of any Installment Payment. No distribution of fractional Shares shall be made. Any fraction shall accumulate until at least a whole Share may be distributed.

         (h) PAYMENTS UPON OTHER EVENTS DETERMINED BY THE ADMINISTRATOR. The Administrator may, subject to Participant approval, accelerate in whole or in part the payment of Vested Benefits to such Participant to a date prior to the earlier of Separation or the Planned Early Withdrawal Date, subject to a reduction (and permanent forfeiture) of the amount of the Participant's Vested Benefit at the date of distribution equal to ten percent (10%) of the amount of the distribution, which amount shall be deducted from the undistributed Vested Benefit, or, to the extent it exceeds the amount of such undistributed Vested Benefit, then from the amount of the distribution. Nothing herein shall preclude the Administrator from imposing additional conditions, or additional forfeitures, as a condition of making such accelerated distribution. In addition, and without limitation, the Administrator may accelerate the distribution of all (but not less than all) of a Participant's Vested Benefits following the date, prior to his Separation, on which he no longer is a Qualified Person.

         (i) ELECTIONS AFTER PLANNED EARLY WITHDRAWAL DATE AND AFTER SEPARATION. A Participant who receives a distribution on his Planned Early Withdrawal Date may continue to elect Contributions under the Plan so long as he remains an Eligible Person or Director.

SECTION EIGHT   SOURCE OF PAYMENT

         All cash payments will be made from the general assets of the Employer. In the event a Participant's Vested Benefit (including, without limitation, a Hardship Withdrawal) shall be paid in the form of Shares, such payment will be made using Shares from the Company's authorized but unissued, or Treasury, Shares; provided, without limitation, that no special or separate fund or segregation of either cash, assets or Shares shall be made to assure such payments in such a way as to make this Plan a "funded" plan for purposes of ERISA or the Code; provided, however, that the Employer may establish a bookkeeping reserve to meet its obligations under the Plan or a Trust. Notwithstanding anything in the Plan to the contrary, except with respect to the Benefits of Participants who waive such requirement in writing, prior to (but it may be contingent on) the occurrence of a Change in Control, the Employer agrees, and is hereby required, to make a contribution in cash, or in Shares, to the Trust in an amount equal to the Benefits of all Participants in the Plan as of the date of such funding.

         Nothing contained in the Plan shall create or be construed to create a trust of any kind, and nothing contained in the Plan nor any action taken pursuant to the provisions of the Plan shall create or be construed to create a fiduciary relationship between the Employer and a Participant, Beneficiary, employee or other person. To the extent that any person acquires a right to receive payments from the Employer under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

         For purposes of the Code, the Employer intends this Plan to be an unfunded, unsecured promise on the part of the Employer to pay in the future. For purposes of ERISA, the Employer intends the Plan to be an unfunded plan primarily for the benefit of a select group of management or highly compensated employees of the Employer for the purpose of qualifying the Plan for the "top hat" plan exception under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.


SECTION NINE   PROVISIONS RELATING TO THE STOCK UNITS CREDITED TO THE
PARTICIPANT STOCK ACCOUNT OR MATCHING CONTRIBUTION STOCK ACCOUNT

         (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If a stock dividend, stock split, spinoff, recapitalization, merger, consolidation, exchange of shares or the like, occurs, as a result of which shares of any class shall be issued with respect to Shares, or such Shares shall be changed into a different number of the same or another class or classes, the number of Stock Units credited to the

Participant Stock Accounts or, if applicable, Matching Contribution Stock Account of Participants and the calculation of the Fair Market Value of such Stock Units shall be appropriately adjusted (effective as of the date of such event) by the Administrator in a manner that will make the Stock Units have a Fair Market Value as of the date of such event which is equal to the Fair Market Value of the Shares, plus the consideration received by shareholders with respect to Shares, as a result of such event.

         (b) CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued unless such issuance and delivery shall comply with all applicable provisions of law, domestic or foreign, including, but not limited to the Securities Act, and the requirements of any stock exchange upon which the Shares may then be listed, including, in each case the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Company with respect to such compliance, which may include a representation and warranty from the Participant that the Shares are being acquired only for investment for his own account and without any present intention to publicly sell or distribute such Shares without an exemption from or compliance with applicable securities laws. Any Shares so issued may bear such restrictive legend as counsel for the Company may deem necessary or advisable to assure compliance with such laws.

         (c) VOTING AND REGISTRATION. A Participant will have no beneficial or record interest or voting right in or other privileges relating to Shares as a result of the crediting of Stock Units to his Participant Stock Account or Matching Contribution Stock Account, and will obtain such rights and privileges only upon the issuance of a certificate representing the equivalent Shares.

         (d) EXECUTION OF RECEIPTS AND RELEASES. Any payment or any issuance or transfer of Shares to any person shall be in full satisfaction of all claims hereunder against the Plan, and the Administrator may require such person, as a condition precedent to receiving delivery of Shares, to execute a receipt and release therefor in such form as it shall determine.

SECTION TEN   HARDSHIP WITHDRAWALS

         (a) AMOUNT OF HARDSHIP WITHDRAWAL. A Participant who is determined to have suffered a Hardship may be paid a Hardship Withdrawal of the amount which the Administrator determines is necessary to reasonably alleviate such Hardship.

         (b) PENALTY LIMITATION ON PRE-TAX CONTRIBUTION CREDITS. In the event of a Hardship Withdrawal, the withdrawing Participant's Pre-Tax Contribution Credits automatically will be discontinued effective with the Payroll Period immediately following the filing of the Declaration of Hardship, and such Participant shall not be entitled to recommence Pre-Tax Contribution Credits until the first Payroll Period following the first anniversary of the filing of the Declaration of Hardship.

SECTION ELEVEN   DESIGNATION OF BENEFICIARIES

         (a) DESIGNATION BY PARTICIPANT. A Participant's written designation of one or more persons or entities as his Beneficiary shall operate to designate the Participant's Beneficiary under this Plan. The Participant shall be entitled to file with the Administrator a copy of his Beneficiary designation under the Plan on a form supplied to the Participant by the Administrator. The last such designation received by the Administrator shall be controlling, and no designation, or change or revocation of a designation shall be effective unless received by the Administrator prior to the Participant's death. If the Participant is married on the date of filing his Beneficiary Designation, he must obtain the written consent of his spouse unless such spouse is designated to receive at least fifty percent (50%) of his Benefit.

         (b) LACK OF DESIGNATION. If no Beneficiary designation is filed and in effect at the time of a Participant's death, if no designated Beneficiary survives the Participant, or if the otherwise applicable Beneficiary designation conflicts with applicable law, the Participant's estate shall be the Beneficiary. The Administrator may direct the Employer to retain any unpaid Vested Benefit, without liability for any interest, until all rights to the unpaid Vested Benefit are determined. Alternatively, the Administrator may direct the Employer to pay such Vested Benefit into any court of appropriate jurisdiction. Any such payment shall completely discharge the Employer of any liability under the Plan.


SECTION TWELVE   AMENDMENT OR TERMINATION

         (a) AMENDMENT OR TERMINATION. Except as to the last sentence in the first paragraph of Section Eight, and this Section Twelve, the Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors, but no such action shall retroactively impair the rights of any person to payment of such person's Vested Benefit; provided, further, that the Plan may be amended by the Administrator with respect to any matters which the Administrator determines to involve primarily clarification of one or more provisions the Plan, or relate primarily to Plan administration.

         (b) SUBSTANTIAL REDUCTION IN BENEFITS. Without limiting the generality of any other provision hereof, if a proposed amendment to the Plan would result in a substantial prospective reduction in either the rights or benefits of Participants under the Plan, the Company must give each Participant notice of the amendment not less than 5 days prior to the earlier of its adoption or effective date, and allow each Participant to waive the right to elect an immediate distribution as described below. In the absence of such timely waiver, each Participant shall have the right, for a period of 90 days commencing on the earlier of the adoption, or the effective date, of such amendment, to elect, in a writing filed with the Administrator, to have all (but not less than all) of his Vested Benefit distributed to him as soon as reasonably possible.


SECTION THIRTEEN   GENERAL PROVISIONS

         (a) NO ASSIGNMENT. The right of any Participant or other person to the payment of a Benefit shall not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in SECTION ELEVEN with respect to designations of Beneficiaries. If any person shall attempt to assign, transfer, pledge or encumber any portion of such Benefit, or if by reason of bankruptcy or other event happening at any time any such payment would be made subject to debts or liabilities or would otherwise devolve upon anyone else and not be enjoyed by such person, the Administrator may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of such person, his spouse, children or other dependents, or any other persons deemed to be the natural objects of his bounty, or any of them, in such manner as the Administrator may deem proper.

         (b) INCAPACITY. If the Administrator shall find that any person is unable to care for his affairs because of illness or accident or is a minor, any payment due (unless a prior claim for such payment shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to his spouse, a child, a parent, or a brother or sister, or any other person deemed by the Administrator to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Administrator may determine. Any such payment shall be a complete discharge of the liabilities of the Employer under the Plan as to the amount paid.

         (c) NO GUARANTEE OF DEFERRAL. While the Company intends that this Plan will result in the deferral of the imposition of a federal income tax on the funds credited hereunder until such time as they actually shall be paid to a Participant, nothing herein shall be construed as a promise, guarantee or other representation by the Company of such tax effect nor, without limitation, shall the Company be liable for any taxes, penalties or other amounts incurred by Participants in the event it is determined by applicable authorities that such deferral was not accomplished, and each Eligible Person electing to become a Participant should consult his or her own tax advisor(s) to determine the tax consequences in his or her specific case, and their suitability for participation in this Plan.

         (d) FINAL RESOLUTION OF DISPUTES RELATING TO PLAN. If, after the exhaustion of the claims procedure set forth in SECTION 10.3, one or more disputes remain with regard to the rights under the Plan of any Employee, Participant, Beneficiary or person claiming under them, such person(s) and the Administrator (collectively, "Interested Parties") agree to attempt to resolve same by telephone conference with an agreed mediator. If the Interested Parties cannot resolve their differences by such telephone conference, then the Interested Parties agree to schedule a one day mediation with a mediator who is mutually agreeable to the Interested Parties, within thirty (30) days to resolve the disputes and to share equally the costs of such mediation. If one of the Interested Parties refuses to mediate, then such Interested Party thereby waives any recovery for attorneys' fees or costs incurred in any arbitration brought to construe or enforce the provisions of this Plan. If the Interested Parties are unable to resolve their dispute by mediation, the Interested Parties may institute an arbitration proceeding under the auspices of the American Arbitration Association to construe or enforce the provisions of the Plan. THE INTERESTED PARTIES HEREBY WAIVE THEIR RIGHT TO INSTITUTE LITIGATION IN A COURT OF LAW TO RESOLVE A DISPUTE CONCERNING THE CONSTRUCTION OR ENFORCEMENT OF THIS PLAN. The Interested Party prevailing in any such arbitration shall recover from the adverse party its actual damages and reasonable costs and expenses, including, without limitation, reasonable attorneys' fees incurred in connection with such dispute and arbitration.

         (e) ELECTION BY PARTICIPANT. All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary or other person to the Administrator required or permitted under the Plan shall be in such form as is prescribed from time to time by the Administrator, shall be mailed by first-class mail or delivered to such location as shall be specified by the Administrator and shall be deemed to have been given and delivered only upon actual receipt by the Administrator at such location.

         (f) NOTICES BY ADMINISTRATOR. All notices, statements, reports and other communications from the Administrator to any Employee, Eligible Person, Participant, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed first-class mail, postage prepaid and addressed to, such Employee, Eligible Person, Participant, Beneficiary or other person at his address last appearing on the records of the Employer.

         (g) NO EMPLOYMENT RIGHTS. Neither the Plan nor any action taken under the Plan shall be construed as giving to any person the right to be retained in the employ of the Employer or as affecting the right of the Employer to dismiss any person (other than a Director) at any time, with or without cause.

         (h) WITHHOLDING OF TAXES. The Employer shall deduct from the Participant's nondeferred Compensation (or shall make any other arrangement with Participant which the Employer deems appropriate) any amount required to be paid by the Participant as a federal or state tax with respect to any election hereunder. In addition, the Employer shall be entitled to deduct from the Participant's Vested Benefit, prior to distribution, any amount required to be withheld for federal or state tax purposes.

         (i) WAIVERS. Any waiver of any right granted pursuant to this Plan shall not be valid unless the same is in writing and signed by the party waiving such right. Any such waiver shall not be deemed to be a waiver of any other rights.

         (j) BINDING EFFECT. This Plan and the rights and obligations under this Plan shall be binding upon all parties and inure to the benefit of only the Participants, Beneficiaries and their respective legal representatives.

         (k) PAYMENT OF EXPENSES. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

         (l) RECORDS. Records of the Company as to any matters relating to this Plan will be conclusive on all persons.

         (m) INTERPRETATIONS AND ADJUSTMENTS. To the extent permitted by law, each interpretation of the Plan and each decision on any matter relating to the Plan made by the Board of Directors, the Company, or the Administrator, within their scope of their authority hereunder, shall be made in their sole discretion and shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

         (n) NO RIGHTS IMPLIED. All Contributions may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such amounts. Without limitation, nothing contained in this Plan, nor any modification or amendment to the Plan, nor the creation of any Account on the books of the Company, nor the issuance of any Shares under the Plan, shall give any Employee any legal or equitable right against the Company or any officer, director, or Employee of the Company, except as expressly provided by the Plan.

         (o) INFORMATION. The Company shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Board of Directors and/or Administrator to perform its duties and functions under the Plan. The Company's records as to the current information the Company furnishes to the Board of Directors and/or Administrator shall be conclusive as to all persons.

         (p) NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the Company, the Board of Directors, nor the Administrator (nor their respective delegatee) shall be liable for any act, omission, or determination taken or made with respect to the Plan which is not judicially determined to be due to willful misconduct, and members of the Board of Directors and the Administrator (and their delegatee) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of willful misconduct) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

         (q) SEVERABILITY. In case any one or more of the provisions contained in this Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in this Plan shall not in any way be affected or impaired.

         (r) CAPTIONS AND GENDER. The captions preceding the Sections and subsections of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of this Plan. Where the context admits or requires, words used in the masculine gender shall be construed to include the feminine and the neuter also, the plural shall include the singular, and the singular shall include the plural.

         (s) CHOICE OF LAW. The Plan and all rights under this Plan shall be governed by and construed IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, except to the extent preempted by ERISA.

         (t) SECURITIES LAWS. The Plan intends to comply with and be exempt under the Securities Act. The Participants under the Plan are final purchasers and not underwriters or conduits to other beneficial owners or subsequent purchasers.

         (u) INFORMATION REQUIRED. Each Participant shall file with the Administrator such pertinent information concerning himself and his Beneficiary as the Administrator may specify, and no Participant or Beneficiary or other person shall have any rights or be entitled to any Benefits under the Plan unless such information has been filed by, or with respect to, him.


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